Silicon Valley Bank    3003 Tasman Drive Santa Clara, CA 95054-1191 408-654-7400






June 5, 1996

N. Nicoll Snow, CFO
Cardiopulmonary Corp.
200 Cascade Blvd.
Milford, CT 06460

Dear Nick:

We are pleased to inform you that Silicon Valley Bank, a California-chartered bank ("Lendee') with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, Massachusetts 02181 doing business under the name "Silicon Valley East," has approved a Revolving Bridge Line in the amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the "Bridge Loan" or sometimes referred to as the "Loan") for use by Cardiopulmonary Corp., (the "Borrowee') subject to the following terms and to the Lenders periodic review.

The Loan shall not become effective unless and until an executed copy of this letter together with all necessary accompanying documentation as well as the facility fee described below has been returned to the Lender, which must take place within 30 days from the date of this letter.

Borrowings under the Bridge Loan will be permitted through September 15, 1996 (the "Maturity Date"). Borrower shall pay regular monthly payments of all accrued interest due as of each payment date, beginning July 15, 1996 and all subsequent interest payments will be due on the same day of each month thereafter. The final payment, due September 15, 1996, will be for all outstanding principal plus all accrued interest not yet paid.

Borrowings under the (a) Bridge Loan shall bear interest at a rate of two and one-half percentage points (2.500%) over Lendees Prime Rate. Prime Rate means the rate from time to time announced and made effective by Lender as its Prime Rate. Borrowers interest rate shall change each time the Prime Rate changes. Interest will be charged monthly in arrears and shall be calculated on a 360-day year. Lender shall be authorized to debit Borrowees principal account or any other account maintained by Borrower with Lender for any principal, interest or fees associated with Borrowees Loans with or without notice to Borrower. Borrower shall pay to Lender facility fees in the amount of Five Thousand and 00/100 Dollars ($5,000.00) as well as all out-of-pocket expenses incurred by Lender in connection with the establishment of the Loan, including all reasonable legal and documentation costs associated with documenting the credit, which must be paid at the time the documents are returned to Lender.

Borrowings under the Bridge Loan shall be secured by a first security interest in the Borrowers present and future accounts receivable, inventory, chattel paper, accounts, contract rights, copyrights, patents,


                                  (Member FDIC)
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trademarks, other general intangibles and the proceeds thereof, all other assets, all monies, and all other property in Lender's possession which Lender may use to pay Borrowers obligations.

Borrower shall issue to Lender a Warrant to purchase 4,000 shares of Borrowees Common Stock. Such warrant shall be for a minimum period of five years and shall be on Lenders standard form warrant agreement. The Exercise Price on the warrant will be (I) equal to the dollar amount represented as the low range as stated in the S-1 Registration Statement; provided an initial public offering is completed prior to August 31, 1996 or (ii) the lesser of (a) $5.00 or (b) the next financing round if completed by September 30, 1996.

Any advances hereunder or renewal hereof will be made only if in the opinion of the Lender there exists no default under any loan documentation executed by you with the Lender. A default is as defined in the accompanying Promissory Note of even date. Furthermore, prior to closing, Borrower shall provide Lender with a comfort letter, in a form satisfactory to Lender, from Cupertino Ventures Partnership.

A.   Requirements.

1. Affirmative Covenants. So long as the Loan remains outstanding, Borrower agrees to maintain the following covenants:

          a. Provide Lender with duplicate unaudited monthly financial statements, together with a Compliance Certificate, prepared in accordance with generally accepted accounting principals and duplicate audited annual financial statements certified by public accountants with an unqualified opinion, to be received 30 and 90 days, respectively after the close of the period.

          b.   File all tax returns and to pay all taxes due.

          c. Reimburse the Lender for any reasonable expenses incurred by the Lender to enforce the terms of this obligation.

          d. Maintain fire and liability insurance satisfactory to the Lender, a copy of which shall be forwarded to the Lender.

          e. Notify Lender in writing of any legal action introduced against the Borrower which may result in damages over $100,000.00.

2. Negative Covenants. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender:

     a.   Participate in any merger or consolidation or to pay any dividends.

     b. Dispose of any material assets other than in the ordinary course of business.

     c.   Be in default of any other loan agreement with any other bank.

     d.   File for protection under the Bankruptcy Code.

     e. Directly or indirectly pledge, grant, create or permit to exist any security interest, lien or other encumbrance upon any of Borrowers assets except in favor of the Lender, without the Lender's prior written consent, which will not be unreasonably withheld.

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     f.   Invest in any securities other than money market instruments acceptable to the Lender, without the Lender's prior written consent which will not be unreasonably withheld.

     g. Incur indebtedness for borrowed money, except for either a) indebtedness to Silicon Valley Bank or b) indebtedness incurred for the purchase or lease of equipment in an aggregate amount not to exceed $500,000.00 in indebtedness on any such capital equipment outstanding at any given point in time; pay cash dividends or repurchase stock, except as allowed in this Agreement; hypothecate existing assets; or loan money or guarantee loans to others.

If the Lender waives any rights under this Agreement, it will not affect any future action the Lender may wish to take. This Agreement shall be binding upon any of the Borrowees successors in interest. The laws of the Commonwealth of Massachusetts shall apply to this Agreement. THE BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND, AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS LETTER AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON LENDER CANNOT AVAIL ITSELF OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, THEN VENUE SHALL LIE IN SANTA CLARA COUNTY, CALIFORNIA. (INITIAL HERE /s/ NNS) LENDER AND BORROWER HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER LENDER OR BORROWER AGAINST THE OTHER.

It is our understanding that the Borrower will consider the Silicon Valley Bank to be its primary bank. Among other things, the Borrower agrees to maintain a reasonable portion of its excess funds in Silicon Valley Bank.

This Agreement shall become effective only when it shall have been executed by the Borrower and the Lender (provided, however, in no event shall this Agreement become effective until signed by an officer of the Lender in California).


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We are delighted to expand our relationship with Cardiopulmonary Corp. and look forward to many successful years of working together.

Sincerely,

SILICON VALLEY BANK, doing
business as SILICON VALLEY EAST

By: /s/ Phillip S. Ernst
    ----------------------------
    Name:  Phillip S. Ernst
    Title: V.P.

SILICON VALLEY BANK

By: /s/ Julie Haga
    ----------------------------
    Name:  Julie Haga
    Title: V.P.
    (Signed at Santa Clara County, CA)

Agreed and Accepted this 25th day of June, 1996.

CARDIOPULMONARY CORP.

By: /s/ N. Nicoll Snow
    ----------------------------
    Name:  N. Nicoll Snow
    Title: V.P., C.F.O.